  Exhibit 99.1

MusclePharm Corporation Reports Second Quarter 2018 Financial Results

Achieves third consecutive quarter of sequential revenue growth

Conference call begins at 4:30 p.m. Eastern time today

BURBANK, Calif. (August 14, 2018) – MusclePharm® Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically driven, performance-lifestyle sports nutrition company, reports financial results for the three and six months ended June 30, 2018 and provides a business update.

Second quarter 2018 financial highlights include the following (all comparisons are with the second quarter of 2017):

●
Revenue was $27.1 million, an increase of 3.5% from $26.2 million
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Operating profit was $0.1 million, compared to an operating loss of $2.4 million
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Net loss was $1.1 million, a decrease of 65.9% from $3.1 million
●
Non-GAAP adjusted EBITDA was $1.5 million compared with $0.7 million
●
Cash and equivalents were $2.4 million as of June 30, 2018

“Q2 represents our third consecutive quarter of sequential revenue growth and improved operating results, demonstrating continued progress toward our goal of sustained growth and profitability. We continue to manage our operating costs and expenses diligently while investing in our trade partnerships and online marketing platforms,” said Ryan Drexler, Chairman, President and CEO of MusclePharm.

“In addition to the customer wins reported last quarter, I am proud to report that we have continued to expand our distribution footprint with additional customer wins and product category expansions at major retailers in both the US and Canada,” he added.

“As you can see from our continued top-line growth, the efforts and investments we are making, particularly with our key trading partners, Costco, Amazon and iHerb, are starting to show significant payback as each customer exceeded 10% of our revenues for the Quarter.”

Second Quarter Financial Results

Net revenue for the second quarter of 2018 was $27.1 million, a 3.5% increase from $26.2 million for the second quarter of 2017. The increase was primarily due to higher domestic sales, as well as a decrease in discounts and sales allowances reflecting a shift away from traditional discounts and allowances and toward partnership advertising and marketing efforts with key customers.

Gross margin for the second quarter of 2018 was 30%, up from 29% for the second quarter of 2017. Gross margin was positively impacted by the decrease in traditional discounts and sales allowances noted above, combined with improved per unit pricing and lower whey protein costs.

Advertising and promotion expenses for the second quarter of 2018 were $5.0 million, compared with $2.2 million for the second quarter of 2017, with the increase primarily related to costs associated with in-store support and advertising initiatives with key partners as we continue to invest in the relationships with our largest customers. Salaries and benefits expenses for the second quarter of 2018 were $2.3 million, down 12% from $2.6 million for the second quarter of 2017, with the decrease due primarily to lower stock-based compensation expense and a reduction in headcount. Selling, general and administrative expenses for the second quarter of 2018 were $2.7 million, down 6% from $2.8 million for the second quarter of 2017, with the decrease related to lower office and freight expenses, lower depreciation and amortization, and lower board of directors and information technology expenses. Research and development expenses were $208,000 and $152,000 for the second quarters of 2018 and 2017, respectively. Professional fees for the second quarter of 2018 were $626,000 down from $727,000 for the prior-year period, due mainly to lower legal fees.

In the second quarter of 2018 the Company recorded a $2.7 million reversal of an accrual related to the favorable settlement of an employment related litigation for executive severance, compared with $1.5M settlement expense in the second quarter of 2017. Interest and other expense, net, for the second quarter of 2018 was $1.2 million compared with $0.7 million for the second quarter of 2017, with the increase primarily due to interest-related expenses and the amortization of related-party debt discount.

Net loss for the second quarter of 2018 was $1.1 million, or $0.07 per share, compared with a net loss of $3.1 million, or $0.23 per share, for the second quarter of 2017. Adjusted EBITDA for both the three and six months ended June 30, 2018 was $1.5 million compared with adjusted EBITDA of $0.7 million and negative $0.3 million for the three and six months ended June 30, 2017, respectively, with the improvement primarily related to improved operating results. A reconciliation of GAAP to non-GAAP measures is provided below.

Year-to-Date Financial Results

Net revenue for the six months ended June 30, 2018 was $53.7 million, a 2.8% increase from $52.2 million for the six months ended June 30, 2017. Gross margin for the first six months of 2018 was 31%, an improvement from 27% for the first six months of 2017.

Advertising and promotion expenses for the six months ended June 30, 2018 were $8.7 million, compared with $4.1 million for the six months ended June 30, 2017. Salaries and benefits expenses for the first six months of 2018 were $4.4 million, compared with $5.9 million for the first six months of 2017. SG&A expenses for the six months ended June 30, 2018 were $5.2 million, compared with $5.7 million for the first six months of 2017. R&D expenses were $420,000 for the first six months of 2018, compared with $289,000 for the first six months of 2017. Professional fees were $1.2 million for the six months ended June 30, 2018, compared with $1.6 million for the first six months of 2017.

The net loss for the six months ended June 30, 2018 was $3.4 million, or $0.23 per share, compared with a net loss of $6.3 million, or $0.46 per share, for the six months ended June 30, 2017.

Cash and cash equivalents as of June 30, 2018 were $2.4 million compared with $6.2 million as of December 31, 2017. The Company used $39,000 of cash to fund operations during the six months ended June 30, 2018, an improvement from $1.8 million of cash used during the first six months of 2017.

All results summarized in this press release (including in the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release, and are subject to change. Please refer to MusclePharm’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, which will be filed with the U.S. Securities and Exchange Commission on or about August 14, 2018.

Second Quarter and Recent Business Highlights

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Secured distribution at Giant Food stores, one of several grocery banners under the Ahold Delhaize umbrella.
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Secured distribution at Uniprix, one of Quebec’s largest drugstore retailers.
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Outstanding start to Walmart Canada launch – all new items are performing above category hurdle rates.
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Launched expansion of our successful Combat franchise with the addition of Pre-Workout and BCAA+Recovery formulations.
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Realized a substantial increase in net revenue from a key online partner, iHerb.com.

Non-GAAP Financial Measures

Adjusted EBITDA, including certain one-time adjustments, is a non-GAAP measure that excludes stock-based compensation expense, restructuring charges, depreciation and amortization, as well as other items defined in the reconciliation table included in the press release. Management believes Adjusted EBITDA is a primary metric to track company performance as it excludes one-time and non-recurring items, and reflects the state of the underlying business.

Conference Call and Webcast

MusclePharm will hold a conference call and webcast today, Tuesday, August 14, 2018, as follows:

Time:
4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Domestic Dial-In:
800-608-8202
International Dial-In:
702-495-1913
Conference ID:
8986598

A live webcast will be available online at http://ir.musclepharmcorp.com/MSLP/events/2181 and archived for 90 days. An audio replay of the conference call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers and use conference ID 8986598.

About MusclePharm Corporation

MusclePharm® develops, manufactures, markets and distributes branded nutritional supplements. Its portfolio of recognized brands includes MusclePharm® Sport Series, Essential Series and FitMiss™, as well as Natural Series, which was launched in 2017. These products are available in more than 100 countries worldwide. MusclePharm is an innovator in the sports nutrition industry with clinically proven supplements that are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, physicians and universities. For more information, visit www.musclepharmcorp.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects," "anticipates," "intends," "estimates," "plans," "potential,” "possible," "probable,” "believes," "seeks," "may,” "will,” "should," "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the Company's Quarterly Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Investors Contact
LHA Investor Relations
Jody Cain
jcain@lhai.com
Kevin McCabe
kmccabe@lhai.com
310-691-7100

Financial Tables to Follow

MusclePharm Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$2,442	$6,228
Accounts receivable, net of allowance for doubtful accounts of $1,556 and $1,363, respectively	16,278	16,668
Inventory	7,651	6,484
Prepaid expenses and other current assets	1,140	1,082
Total current assets	27,511	30,462
Property and equipment, net	1,491	1,822
Intangible assets, net	1,157	1,317
Other assets	238	225
TOTAL ASSETS	$30,397	$33,826
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$16,562	$11,742
Accrued liabilities	5,700	7,761
Accrued restructuring charges, current	564	595
Obligation under secured borrowing arrangement	2,787	5,385
Line of credit	2,000	3,000
Total current liabilities	27,613	28,483
Convertible note with a related party, net of discount	17,071	16,669
Accrued restructuring charges, long-term	80	120
Other long-term liabilities	1,248	1,088
Total liabilities	46,012	46,360
Commitments and contingencies
Stockholders' deficit:
Common stock, par value of $0.001 per share; 100,000,000 shares authorized 15,940,288 and 15,526,175 shares issued as of March 31, 2018 and December 31, 2017, respectively; 15,064,667 and 14,650,554 shares outstanding as of June 30, 2018 and December 31, 2017, respectively	15	14
Additional paid-in capital	159,918	159,608
Treasury stock, at cost; 875,621 shares	(10,039)	(10,039)
Accumulated other comprehensive loss	(165)	(150)
Accumulated deficit	(165,344)	(161,967)
TOTAL STOCKHOLDERS’ DEFICIT	(15,615)	(12,534)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$30,397	$33,826

MusclePharm Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue, net	$27,104	$26,192	$53,651	$52,201
Cost of revenue	18,952	18,576	37,280	38,115
Gross profit	8,152	7,616	16,371	14,086
Operating expenses:
Advertising and promotion	4,991	2,240	8,652	4,128
Salaries and benefits	2,295	2,620	4,449	5,889
Selling, general and administrative	2,654	2,829	5,200	5,715
Research and development	208	152	420	289
Professional fees	626	727	1,198	1,609
Settlement of obligation	(2,747)	1,453	(2,747)	1,453
Total operating expenses	8,027	10,021	17,172	19,083
Profit/(Loss) from operations	125	(2,405)	(801)	(4,997)
Gain on settlement of accounts payable	—	22	—	471
Interest and other expense, net (Note 6)	(1,165)	(690)	(2,473)	(1,668)
Loss before income taxes	(1,040)	(3,073)	(3,274)	(6,194)
Income taxes	34	76	103	104
Net loss	$(1,074)	$(3,149)	$(3,377)	$(6,298)

Net loss per share, basic and diluted	$(0.07)	$(0.23)	$(0.23)	$(0.46)

Weighted average shares used to compute net loss per share, basic and diluted	14,701,473	13,845,301	14,658,812	13,809,603

MusclePharm Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,377)	$(6,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	558	790
Gain on settlement of accounts payable	—	(471)
Settlement of obligation	(2,747)	—
Bad debt expense	414	—
Amortization of debt discount	403	—
Stock-based compensation	257	1,148
Other	—	819
Changes in operating assets and liabilities:
Accounts receivable	(71)	(120)
Inventory	(1,169)	2,465
Prepaid expenses and other current assets	(56)	(607)
Other assets	(15)	—
Accounts payable and accrued liabilities	5,835	530
Accrued restructuring charges	(71)	(73)
Net cash used in operating activities	(39)	(1,817)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(73)	—
Net cash used in investing activities	$(73)	$—
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(1,000)	—
Proceeds from secured borrowing arrangement, net of reserves	23,785	12,116
Payments on secured borrowing arrangement, net of fees	(26,383)	(11,650)
Repayment of capital lease obligations	(69)	(63)
Net cash used in financing activities	(3,667)	403
Effect of exchange rate changes on cash	(7)	24
NET CHANGE IN CASH	(3,786)	(1,390)
CASH — BEGINNING OF PERIOD	6,228	4,943
CASH — END OF PERIOD	$2,442	$3,553
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,936	$1,086
Cash paid for taxes	$69	$62
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Property and equipment acquired in conjunction with capital leases	$—	$12
Purchase of property and equipment included in current liabilities	$4	$—
Interest paid through issuance of shares of common stock	$53	$—

Non-GAAP Adjusted EBITDA

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release discloses Adjusted EBITDA, which is net loss adjusted for stock-based compensation, restructuring and asset impairment charges, gain/(loss) on settlement of accounts payable, amortization of prepaid sponsorship fees, other expense, net, depreciation and amortization of property and equipment, amortization of intangible assets, (recovery)/provision for doubtful accounts, settlement related, including legal and income taxes. In addition, the Company provides an Adjusted EBITDA excluding one-time events that excludes charges related to executive severance, discontinued business/product lines, unusual credits against revenue and unusual spikes in whey protein costs. Management believes that these non-GAAP measures provide investors with important additional perspectives into our ongoing business performance.

The GAAP measure most directly comparable to Adjusted EBITDA is net loss. The non-GAAP financial measure of Adjusted EBITDA and Adjusted EBITDA excluding one-time events should not be considered as an alternative to net loss. Adjusted EBITDA and Adjusted EBITDA excluding one-time events are not a presentation made in accordance with GAAP and have important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Adjusted EBITDA excluding one-time events exclude some, but not all, items that affect net loss and are defined differently by different companies, our definition of Adjusted EBITDA and Adjusted EBITDA excluding one-time events may not be comparable to similarly titled measures of other companies.

Set forth below are reconciliations of our reported GAAP net loss to Adjusted EBITDA and Adjusted EBITDA excluding one-time events (in thousands):):

		Three Months Ended			Three Months Ended
	Six Months Ended June 30, 2018	June 30, 2018	Mar. 31, 2018	Year Ended Dec. 31, 2017	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017
Net loss	$(3,377)	$(1,074)	$(2,303)	$(10,973)	$(2,547)	$(2,128)	$(3,149)	$(3,149)

Non-GAAP adjustments:
Stock-based compensation	257	120	137	2,096	408	540	541	607
Restructuring and asset impairment charges	—	—	—	180	180	—	—	—
Gain on settlement of accounts payable	—	—	—	(430)	41	—	(22)	(449)
Amortization of prepaid sponsorship fees	216	125	91	461	86	120	110	145
Other expense, net	2,473	1,165	1,308	4,072	1,546	858	690	978
Depreciation and amortization of property and equipment	398	191	207	1,139	230	279	290	340
Amortization of intangible assets	160	80	80	320	80	80	80	80
Provision for doubtful accounts	414	250	164	1,524	310	990	144	80
Settlement, including legal	896	564	332	3,643	866	532	1,942	303
Provision for income taxes	103	34	69	142	24	14	76	28
Adjusted EBITDA	$1,540	$1,455	$85	$2,174	$1,224	$1,285	$702	$(1,037)

One-time events:
Executive Severance	(2,685)	(2,740)	55	831	109	66	134	522
Discontinued business/product lines	—	—	—	272	—	—	132	140
Unusual credits against revenue	—	—	—	1,141	—	—	—	1,141
Whey protein costs	—	—	—	1,322	—	—	296	1,026
Total one-time adjustments	(2,685)	(2,740)	55	3,566	109	66	562	2,829
Adjusted EBITDA excluding one-time events	$(1,145)	$(1,285)	$140	$5,740	$1,333	$1,351	$1,264	$1,792

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